UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

October 11, 2021

Date of Report

(Date of earliest event reported)

AIR LEASE CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-35121	27-1840403
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2000 Avenue of the Stars, Suite 1000N Los Angeles, California		90067
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (310) 553-0555

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock	AL	New York Stock Exchange
6.150% Fixed-to-Floating Rate Non-Cumulative Perpetual Preferred Stock, Series A	AL PRA	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 3.03.	Material Modification to Rights of Security Holders.

As of the issuance by Air Lease Corporation (the “Company”) of its 4.125% Fixed-Rate Reset Non-Cumulative Perpetual Preferred Stock, Series C, par value $0.01, with a liquidation preference of $1,000.00 per share (the “Series C Preferred Stock”) on October 13, 2021, the ability of the Company to declare or pay dividends on, or purchase, redeem or otherwise acquire, shares of its common stock or any shares of other stock of the Company that rank junior to the Series C Preferred Stock either as to the payment of dividends and/or as to the distribution of assets upon the liquidation, dissolution or winding up of the Company is subject to certain restrictions in the event that the Company does not declare and pay (or set aside) dividends on the Series C Preferred Stock for the last preceding dividend period. In addition, as of the issuance by the Company of its Series C Preferred Stock on October 13, 2021, the ability of the Company to purchase, redeem or otherwise acquire shares of its 6.150% Fixed-to-Floating Rate Non-Cumulative Perpetual Preferred Stock, Series A, par value $0.01, with a liquidation preference of $25.00 per share (the “Series A Preferred Stock”), 4.650% Fixed-Rate Reset Non-Cumulative Perpetual Preferred Stock, Series B, par value $0.01, with a liquidation preference of $1,000.00 per share (the “Series B Preferred Stock”) or any shares of other stock of the Company that rank on a parity with the Series C Preferred Stock as to the payment of dividends is subject to certain restrictions in the event that the Company does not declare and pay (or set aside) dividends on the Series C Preferred Stock for the last preceding dividend period.

The terms of the Series C Preferred Stock, including such restrictions, are more fully described in Item 5.03 below, and this description is qualified in its entirety by reference to the Certificate of Designations (as defined in Item 5.03 below), a copy of which is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On October 11, 2021, the Company filed a Certificate of Designations (the “Certificate of Designations”) with the Secretary of State of the State of Delaware to establish the preferences, voting powers, limitations as to dividends or other distributions, qualifications, terms and conditions of redemption and other terms and conditions of the Series C Preferred Stock. On October 13, 2021, the Company completed a public offering of, and issued, 300,000 shares (the “Shares”) of the Series C Preferred Stock. The following is a summary description of those terms and the general effect of the issuance of the Shares on the Company’s other classes of registered securities.

The Series C Preferred Stock ranks senior to the Company’s common stock and any other class or series of the Company’s subsequently issued capital stock expressly designated as ranking junior to the Series C Preferred Stock. The Series C Preferred Stock ranks on a parity with the Company’s previously issued Series A Preferred Stock and Series B Preferred Stock. The Series C Preferred Stock ranks junior in right of payment to the Company’s existing and future debt obligations, including any subordinated debt, and liabilities.

The Series C Preferred Stock has no stated maturity and is not subject to mandatory redemption or any sinking fund. In the event of the Company’s liquidation, dissolution or winding up, whether voluntary or involuntary, before any distribution or payment out of the Company’s assets may be made to or set aside for the holders of junior stock, holders of the Series C Preferred Stock are entitled to receive out of the Company’s assets legally available for distribution to its stockholders (i.e., after satisfaction of all the Company’s liabilities to creditors, if any) an amount equal to $1,000.00 per share of the Series C Preferred Stock, plus any dividends that have been declared but not paid prior to the date of payment of distributions to stockholders, without regard to any undeclared dividends.

The Company will pay dividends on the Series C Preferred Stock when, as and if declared by its board of directors (or a duly authorized committee of its board of directors), only out of funds legally available for payment of dividends. Dividends on the Series C Preferred Stock will accrue on the stated amount of $1,000.00 per share of the Series C Preferred Stock at a rate per annum equal to (i) 4.125% from October 13, 2021 to, but excluding, December 15, 2026 (the “First Reset Date”) and (ii) the Five-year U.S. Treasury Rate (as defined in the Certificate of Designations) as of the most recent Reset Dividend Determination Date (as defined in the Certificate of Designations) plus 3.149% for each Reset Period (as defined in the Certificate of Designations) from, and including, the First Reset Date, payable quarterly in arrears. Dividends on the Series C Preferred Stock will not be cumulative and will not be mandatory.

Dividends on the Series C Preferred Stock declared by our board of directors (or a duly authorized committee of our board of directors) will be payable quarterly in arrears on March 15, June 15, September 15 and December 15 of each year, beginning on December 15, 2021 (each a “dividend payment date”). A “dividend period” is each period from and including a dividend payment date (except that the initial dividend period shall commence on and include the date of original issue of the Series C Preferred Stock) and continuing to, but excluding, the next succeeding dividend payment date.

So long as any share of the Series C Preferred Stock remains outstanding, unless dividends on all outstanding shares of the Series C Preferred Stock for the most recently completed dividend period have been paid in full or declared and a sum sufficient for the payment thereof has been set aside for payment:

•

no dividend may be declared or paid or set aside for payment, and no distribution may be made, on any share of the Company’s common stock and any other class or series of capital stock of the Company that ranks junior to the Series C Preferred Stock, either as to the payment of dividends and/or as to the distribution of assets upon the liquidation, dissolution or winding up of the Company (“junior stock”);

•	no shares of common stock or other junior stock shall be purchased, redeemed or otherwise acquired for consideration by the Company, directly or indirectly; and

•

no shares of any class or series of capital stock ranking, as to dividends, on a parity with the Series C Preferred Stock shall be purchased, redeemed or otherwise acquired for consideration by the Company, directly or indirectly.

The restrictions in the foregoing sentence are subject to limited exceptions.

The Company may, at its option, redeem the Series C Preferred Stock (i) in whole or in part, from time to time, on any dividend payment date on or after December 15, 2026 for cash at a redemption price of $1,000.00 per share or (ii) in whole but not in part, at any time within 120 days after the conclusion of any review or appeal process instituted by the Company following the occurrence of a Rating Agency Event, or, if no review or appeal process is available or sought with respect to such Rating Agency Event, at any time within 120 days after the occurrence of such Rating Agency Event, for cash at a redemption price of $1,020.00 per share, in each of cases (i) and (ii), plus any declared and unpaid dividends to, but excluding, the date fixed for redemption, without accumulation of any undeclared dividends. A “Rating Agency Event” means that any “nationally recognized statistical rating organization” within the meaning of Section 3(a)(62) of the Exchange Act that then publishes a rating for the Company amends, clarifies or changes the methodology or criteria that it employed for purposes of assigning equity credit to securities such as the Series C Preferred Stock on the original issue date of the Series C Preferred Stock (the “current methodology”), which amendment, clarification or change either (i) shortens the period of time during which equity credit pertaining to the Series C Preferred Stock would have been in effect had the current methodology not been changed or (ii) reduces the amount of equity credit assigned to the Series C Preferred Stock as compared with the amount of equity credit that such rating agency had assigned to the Series C Preferred Stock as of the original issue date.

Holders of shares of the Series C Preferred Stock generally have no voting rights, except as required by law and as provided in the Certificate of Designations. Voting rights for holders of the Series C Preferred Stock exist primarily with respect to material and adverse changes in the terms of the Series C Preferred Stock, the creation of additional classes or series of preferred stock that rank senior to the Series C Preferred Stock, and the receipt of shares for, or the modification of terms of, the Series C Preferred Stock in connection with an exchange, reclassification, merger or consolidation and for which the terms of such shares (or the modification of such terms) are materially less favorable to the holders of the Series C Preferred Stock.

In addition, if dividends on any shares of the Series C Preferred Stock have not been declared and paid for six full quarterly dividend payments, whether or not for consecutive dividend periods (a “nonpayment”), the holders of shares of the Series C Preferred Stock, voting together as a class with holders of any other series of preferred stock then outstanding upon which like voting rights have been conferred and are exercisable, will be entitled to vote for the election of a total of two additional members of the Company’s board of directors until dividends have been paid in full on the Series C Preferred Stock and any other class or series of voting preferred stock for at least four consecutive quarterly dividend periods following a nonpayment.

The Certificate of Designations became effective upon filing, and a copy is filed as Exhibit 3.1 to this Current Report on Form 8-K. The above description of the Certificate of Designations is a summary and, as such, does not purport to be complete and is qualified in its entirety by reference to the full text of the Certificate of Designations, which is incorporated herein by reference. A specimen certificate representing the Series C Preferred Stock is filed as Exhibit 4.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

3.1	Certificate of Designations with respect to the 4.125% Fixed-Rate Reset Non-Cumulative Perpetual Preferred Stock, Series C, dated October 11, 2021, filed with the Secretary of State of Delaware and effective on October 11, 2021.

4.1	Form of Certificate representing the 4.125% Fixed-Rate Reset Non-Cumulative Perpetual Preferred Stock, Series C.

5.1	Opinion of O’Melveny & Myers LLP, dated October 13, 2021.

23.1	Consent of O’Melveny & Myers LLP (included in Exhibit 5.1).

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AIR LEASE CORPORATION
Date: October 13, 2021

	By:	/s/ Gregory B. Willis
	Name:	Gregory B. Willis
	Title:	Executive Vice President and Chief Financial Officer